UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 5, 2022

AgroFresh Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36316	46-4007249
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA		19106
(Address of Principal Executive Offices)		(Zip Code)
(267) 317-9139
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of AgroFresh Solutions, Inc. (the “Company”) held on August 4, 2022 (the “Annual Meeting”), the Company’s stockholders (1) elected the Company’s nine nominees for director for a one-year term, (2) ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 and (3) authorized the Company’s board of directors to adjourn and postpone the Annual Meeting to a later date or dates, if necessary. The final voting results for each proposal submitted to a vote are set forth below:

PROPOSAL 1: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John Atkin	66,295,208	77,003	29,579	6,211,847
Robert J. Campbell	63,811,222	2,561,276	29,292	6,211,847
Alexander Corbacho	63,792,970	2,579,527	29,293	6,211,847
Denise L. Devine	65,955,141	417,083	29,566	6,211,847
Nance K. Dicciani	65,940,667	431,833	29,290	6,211,847
Kay Kuenker	64,090,377	2,251,582	59,831	6,211,847
Clinton A. Lewis, Jr.	66,318,773	53,711	29,306	6,211,847
David McInerney	66,268,684	73,102	60,004	6,211,847
Kevin Schwartz	54,629,856	11,751,630	20,304	6,211,847

PROPOSAL 2: Approval of the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions
72,460,920	59,978	92,739

PROPOSAL 3: Approval to authorize the Board of Directors to adjourn and postpone the Annual Meeting to a later date or dates.

Votes For	Votes Against	Abstentions
61,721,416	10,850,382	41,839

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: August 5, 2022

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel